EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Urologix, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-11981, 333-13271, 333-41385, 333-84869, 333-53634, 333-82854, 333-109259 and 333-124939) of Urologix, Inc. of our reports dated September 8, 2006, with respect to the balance sheets of Urologix, Inc. as of June 30, 2006 and 2005, and the related statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2006 and the effectiveness of internal control over financial reporting as of June 30, 2006, which reports appear in the June 30, 2006 annual report on Form 10-K of Urologix, Inc.

Our report on the financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on July 1, 2005.

/s/ KPMG LLP

Minneapolis, Minnesota

September 13, 2006